SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2007

PACIFIC LAND AND COFFEE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-30595	33-0619256

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1650 Ala Moana, Suite 507, Honolulu, Hawaii		96815

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (808) 371-4266

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.

Entry into a Material Definitive Agreement

Item 2.01.

Completion of Acquisition or Disposition of Assets.

On December 18, 2007, the Registrant acquired 71.5% of the outstanding common stock of Integrated Coffee Technologies, Inc., a Delaware corporation herein as “Integrated Coffee Technologies”). The acquisition was effected pursuant to an Agreement and Plan of Reorganization dated December 18, 2007. In connection with the acquisition, the Registrant issued 7,644,149 newly authorized shares of common stock, and reserved 3,518,392 additional shares for the acquisition of the remaining Integrated Coffee Technologies shares and options. If all Integrated Coffee Technolgies shares are exchanged, there will have been issued or reserved a total of  11,162,541 shares. The Registrant expects that the majority, if not all, of the remaining Integrated Coffee Technologies shareholders will elect to exchange.

In addition, Integrated Coffee Technologies expects that one or more of its creditors will agree to convert the amounts owed to it into shares of Integrated Coffee Technologies. Furthermore, Integrated Coffee Technologies expects to close one or more funding rounds in the next 60 days to issue additional board options for board services rendered during the exchange period. The total of such above mentioned additional issued shares and/or options of Integrated Coffee Technologies before the end of the Exchange Period shall not result in issuance of more than additional 837,459 shares of the Registrant. If all such shares are exchanged , there will have been issued or reserved a total of 12,000,000 shares.

Effective July 25, 2007, the Registrant had effected a 1-for-3 reverse stock split, resulting in approximately 4,702,632 pre-acquisition shares outstanding. In connection with the acquisition, the two officers and directors of the Registrant each exchanged 450,000 shares of their common stock for 450,000 shares of Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock is convertible into one share of common stock, but entitles the holder to 10 votes per shares. The purpose of the Series A Convertible Preferred Stock is to provide the existing  two officers and directors with additional voting power. The Agreement provides that if either  of the two officers transfers the shares of Series A Convertible Preferred Stock held by him, or  if over 50% of the outstanding common stock of the Company is acquired by a third party, such Series A Convertible Preferred Stock will be  converted back into a like number of shares of common stock.

As a result of the above transactions, there are 11,446,781 shares of common stock outstanding, 4,355,851 shares reserved for issuance in exchange for the remaining shares of Integrated Coffee and 900,000 shares of Series A Preferred Stock.

Information regarding the business of Integrated Coffee Technologies is included in response to Item 8.01 below.

Item 3.02 Unregistered Sales of Equity Securities

The Registrant issued 7,644,149 shares of its common stock as of December 18, 2007 to a corporation holding 71.5% of outstanding shares of Integrated Coffee Technologies. Such person is  an  “accredited investor” as such term is defined in Regulation D. The offer and sale was made without any public offering or solicitation, and was exempt under Section 4(6) of the Securities Act.

The Registrant issued 900,000 shares of its Series A Convertible Preferred Stock to the two officers and directors of the Registrant in August , 2007, in exchange for a like number of shares of common stock. Both such persons are “accredited investors” as such term is defined in Regulation D. The offer and sale was made without any public offering or solicitation, and was exempt under Section 4(6) of the Securities Act, and was also exempt under Section 3(a)(9) of the Securities Act as an exchange of securities by the same issuer. In this exchange, no person solicited the exchange of securities for compensation, and the exchanging security holders did not receive any property other than securities of the Registrant.

Item 5.01 Changes in Control of Registrant

A change of control took place on December 18, 2007 as a result of the acquisition of Integrated Coffee Technologies described above. Although Messrs. Dale Nielsen and Coscina continue to have control over the Registrant, an additional party now has control. The names of the current directors and executive officers of the Registrant and holders of more than 5% of the outstanding shares of common stock and the number of shares held and the percentage of the total issued and outstanding Common Stock and Series A Preferred Stock owned by each of them are as follows. The address of each unless noted is 1650 Ala Moana, Suite 507, Honolulu, Hawaii  96815.

Percentage

Number of

Percentage

Number of

of

Percentage

Preferred

of

Common

Common

of

Shares

Preferred

Shares

Equity

Voting

Name

Office

Owned(1)(2)

Owned

Owned(1)

Owned

Power

Dale Nielsen

President and

Director

450,000

50%

550,000

4.8%

24.7%

Al Coscina

Chief Financial

Officer and

Director

450,000

50%

550,000

4.8%

24.7%

Tahoe Invest AG

--

--

--

7,644,149

66.8%

37.4%

Innere Güterstrasse 4

6304 Zug

Dennis Nielsen(3)--

--

--

1,500,000

13.1%

7.3%

2560 Neff Circle

Salt Lake City

Utah 84109

All officers

  and directors

  as a group (2 persons)

900,000

100%

1,100,000

12.5%

49.4%

(1)

Except as otherwise noted, shares are owned beneficially and of record, and such record shareholder has sole voting, investment, and dispositive power.

(2)

Each share of Preferred Stock has ten voting rights but is convertible into one share of common stock.

(3)

Includes 1,000,000 shares of common stock held directly by Dennis Nielsen and 500,000 shares held by World Link, LLC, which is controlled by him. Dennis Nielsen is the brother of Dale Nielsen.

When used in this Form 8-K, the words "expects," "anticipates," "estimates" and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties, including those set forth below under "Risks and Uncertainties," that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date hereof. Integrated Coffee Technologies expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based. This discussion should be read together with the financial statements and other financial information included in this Form 8-K.

Item 8.01.

Other Events.

The Registrant provides below information regarding the business of Integrated Coffee Technologies.

When used in this Form 8-K, the words "expects," "anticipates," "estimates" and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties, including those set forth below under "Risks and Uncertainties," that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date hereof. Integrated Coffee Technologies expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based. This discussion should be read together with the financial statements and other financial information included in this Form 8-K.

General

Integrated Coffee Technologies Inc. (“ICTI”) was founded in 1995 and specializes in research and technology for tropical plantation crops with focus on coffee. Coffee is the second largest commodity (in trading volume) after petroleum, with an annual trading volume of $60 billion. Decaffeinated coffee accounts for approximately 10% of the world coffee market. In addition to the know-how and experience of Dr. John Stiles, Chief Scientific Officer, ICTI’s key asset is an exclusive worldwide license for two patents owned by the University of Hawaii in the transgenic field.  Dr. Stiles, former Professor at the University of Hawaii, was one of the key inventors of the two patented technologies.

Integrated Coffee Technologies is located in Waialua, Hawaii on the north shore of the island of O’ahu where it leases 7,400 square feet of office and laboratory space.  Integrated Coffee Technologies has a website at http://www.integratedcoffee.com.

Integrated Coffee technologies has three primary areas of focus. The first is our patented caffeine-free coffee technology. This technology makes it possible to grow caffeine-free coffee trees through genetic transformation making current decaffeination processes obsolete.  We believe that this caffeine-free technology will have a significant impact in the US$ 6 billion worldwide decaf coffee market. Our naturally caffeine-free coffee will eliminate the use of chemicals for caffeine removal and thereby eliminate an estimated US$ 500 million per year in decaffeination processing costs. This is also advantageous to smaller coffee companies that pay a premium for decaf processing. We believe that with an aging population of health conscious coffee consumers concerned about caffeine intake and the chemicals used in traditional decaffeination processes our product is well positioned in the rapidly growing specialty coffee market.   Chemical decaffeination has a negative effect on the taste of coffee. Quality is the major attribute of the rapidly growing and high-end specialty coffee industry. Revenues will be generated from plant sales as well as from royalty income from selected specialty roasters selling caffeine-free coffee grown using the ICTI technology. A first cup of caffeine-free coffee is expected in 2010, sales of caffeine-free coffee trees in 2011 and commercial sales of caffeine-free coffee in 2014.

Our patented controlled ripening technology offers benefits throughout the coffee production industry. Originally this project was conceived to increase the efficiency of mechanical harvesting. Mechanical harvesting is rare in the coffee industry being used mainly in the non-Kona coffee production areas in Hawaii and in some of the newer production areas in Brazil. Both of these areas lack sufficient labor for hand harvesting and plantations were developed specifically for mechanical harvesting which requires flat terrain with the trees in hedgerows. (90 to 95% of coffee production areas cannot utilize mechanical harvesting due to the steep terrain.) Currently there is up to 30% loss associated with mechanical harvesting. One of the major components of this loss is harvesting of immature or overripe fruit due to uneven ripening. Our technology will alleviate this problem and improve overall yield of fully mature fruit and at the same time reduce harvesting costs as the crop can be harvested in one pass instead of multi pass harvesting. This is an advantage in manual or mechanical harvesting.

However, many farmers that cannot use mechanical harvesting have indicated an interest in this technology to improve utilization of labor and processing plants. Coffee ripens over a fairly short period. Controlling the ripening process will allow the farmer to both control and lengthen the harvest season. Capital costs relating to the processing plant (especially wet processing) will be reduced as less maximum capacity will be needed due to the lengthening and controlling the harvest season. Occasionally periods of warm and wet weather can result in rapid ripening such that the harvest exceeds the capacity of the processing plant resulting in stopping the harvest. This causes a loss in yield to the farmer and a loss in wages to the workers who are paid by the amount harvested. Rapid ripening can also cause losses due to an inadequate amount of available labor. Again both the farmer and the workers lose income. Our product will solve this problem benefiting both the farmer and the farm worker. Furthermore, under high volume processing conditions it is also possible to exceed the capacity of the processing plant to clean wastewater resulting in damage to the environment. Regulating the flow of ripe fruit using our technology will reduce this problem.

We believe that controlled ripening will also have a benefit for workers in the coffee industry. Currently most coffee farms require a large number of migrant workers for only a short period during the harvest season. They employ a much smaller number of full-time employees that do field preparation and upkeep and processing plant maintenance in the off-season. With an extended harvest season, the migrant workers, and their families would have more stability making it easier to supply health care and education. It will also decrease the need for child labor to support family income. The number of full-time employees will increase because the off-season work will need to be completed in a shorter  time due to the lengthening of the harvest season. However, it has been suggested that controlled ripening coffee favors large landholders over small or so-called “subsistence” farmers in underdeveloped countries. Controlled ripening coffee plants could face political resistance in those countries.

Sale of trees with controlled ripening trait is expected to start in 2012.

We also have developed nematode-resistant coffee trees for the Kona coffee area.  A significant nematode problem has recently been uncovered in Kona. University of Hawaii researchers have estimated that about 85% of the Kona coffee growing region is infested with a new species of nematode that attacks the 'Typica' variety of arabica coffee that is traditionally grown in Kona. In severe cases this can cause up to 60% loss of yield. A resistant coffee tree of a different species, C. liberica, was found at the Kona Research Station. This species does not produce high quality coffee but can be used as rootstock. We are now producing this rootstock in tissue culture to assure stable genetics with the highest resistance to the nematode. The first plants  were delivered in second quarter 2007.

We also will be working on additional projects to enhance resistance to disease and environmental conditions in coffee plants. As with other tropical crops, disease and pests are significant problems for coffee production. Chemicals have been used to control major coffee diseases for many years. However, additional options are needed. Coffee is often grown on terrain that is difficult to adequately treat with traditional chemical methods. Also, there are significant concerns for the health of workers and contamination of the environment. In addition, many coffee growers do not have access to adequate capital for purchase of equipment and chemicals. Biotechnology offers alternatives that are safe for the consumer, the farm workers and the environment. We believe there are significant commercial opportunities in this area as the major agricultural biotechnology companies are not involved in coffee. Likewise, environmental conditions such as frost and drought can have extremely destabilizing effects on the coffee industry. Application of recent developments in biotechnology should help to ease these environmental effects.

Management of Integrated Coffee Technologies

Dr. John Stiles, Chief Scientific Officer & Director, received a Bachelor's degree in Botany from Indiana University in 1970 and a Ph.D. in Plant Physiology from Cornell University in 1976. Dr. Stiles held positions at the University of Rochester School of Medicine and Dentistry and Indiana State University before joining the faculty of the Department of Plant Molecular Physiology at the University of Hawai'i in 1983 where he served as Department Chairman from 1992 through 1996 before joining Integrated Coffee in 1996. Dr. Stiles has over 35 years experience in Plant Molecular Biology and Biotechnology and is co-Inventor on 4 biotech patents including ICTI’s licensed patents. Dr. Stiles has been involved in the coffee industry over 14 years and is a Trustee of The Coffee Quality Institute and a Director of the Association for Science and Information on Coffee.

Mr. Christian Stüdlein, CEO & Chairman since 2002, received an MBA in International Management from the University of St.Gallen, Switzerland, in 1995. He has extensive experience in corporate finance / mergers & acquisitions with UBS Warburg from 1996 to 1999 and Helbling CFT International from 1999 to 2001. Mr. Studlein was CFO and Chairman of a start-up medical biotechnology company in Switzerland from 2001 to 2003.

Patents and Proprietary rights

Integrated Coffee Technologies is the exclusive licensee for two US patents. These patents have also been filed internationally in all significant jurisdictions.

Integrated Coffee Technologies is the exclusive licensee for US patent 5,874,269.  Purified Proteins, Recombinant DNA sequences and Processes for Controlling the Ripening of Coffee Plants. Inventors: John I. Stiles, Kabi R. Neupane and Istefo Moisyadi,  assigned to the University of Hawaii. This patent was issued in February 1999 and expires on  August 11, 2016. However, because production of plants requires three years, Integrated Coffee Technologies believes that the effective life of this patent extends until 2019.

Integrated Coffee Technologies is the exclusive licensee for US patent 6,075,184. “Purified Proteins, Recombinant DNA sequences and Processes for Producing Caffeine Free Beverages,” Inventors John I. Stiles, Istefo Moisyadi and Kabi R. Neupane and assigned to the University of Hawaii. This patent was issued in June 2000 and expires on  March 25, 2016. However, because production of plants requires three years, Integrated Coffee Technologies believes that the effective life of this patent extends until 2019.

The nematode-resistant rootstock is not protected by patent but is based on proprietary information kept confidential as a trade secret. Our proprietary tissue culture system has been developed over four-year period.  To the best of our knowledge there is currently no competition in tissue culture production of the nematode resistant rootstock and, due to the uniqueness of the market we do not anticipate competition at this level.  There is some competition in nematode-resistant grafted coffee plants using seed however this is minimal.  Our tissue culture system has a significant advantage in that the Coffea liberica trees from which the resistant rootstock comes are not self-fertile.  This means that all seed result from cross-pollination from other plants that may not be nematode-resistant and may result in decreased resistance. Our tissue culture system uses tissue from known resistant plants and is asexual so that all plants produced in our tissue culture system are genetically identical to the original resistant plants and thus retain nematode resistance.  This is a significant advantage over seed produced rootstock.

Governmental Regulation

The sale or planting of genetically modified plants is regulated in most countries around the world.  This technology has been controversial is some countries such as selected countries in Europe  and Japan.  However, the development of regulatory framework has alleviated many of the previous barriers to the introduction of products containing genetically modified plants.  A survey in 2006 found that 22 countries now grow biotech crops and include several countries in the European Union such as France, Germany and Spain, and some of the biggest coffee- producing countries such as Brazil, Columbia and Mexico.  The United States is both the largest consumer of decaf coffee and the largest producer and consumer of genetically modified crops.  Thus, we do not believe that resistance to biotech crops is a significant barrier to profitability of our caffeine-free coffee or other genetically modified coffee traits.

Management’s Discussion and Analysis.

Integrated Coffee Technologies does not currently have significant revenues from sales since its efforts have been devoted to developing its products.  The developmental timeline for genetically modified plants is long, especially for a crop such as coffee which requires three years before production of seed and product. We expect sales from our nematode resistant stock to increase in 2008 onward, but the sale of genetically modified coffee trees will commence only in 2011 for caffeine free trees and 2012 for controlled ripening trees.

Our loss from operations increased from $635,887 in 2005 to $835,184 in 2006. The loss for the 9 months ended September 30, 2007 was $496,333compared to $612,151 for the nine months ended September 30, 2006. . We expect that losses will continue and even increase for the next few years as we invest in research and development and as we commence incurring marketing expenses as our products come to market. Management is hopeful that sales of the nematode resistant plants will offset, at least in part, our operating losses. As of September 30, 2007 we had cash on hand of $53 and our stockholders’ deficit was $(79,657.  We intend to raise funds to support our operations from the placement of equity securities or additional shareholder loans, although the principal shareholder has made no agreement to loan additional funds, and we have no definitive agreement for any placement of our equity securities.

In summary, management believes that Integrated Coffee Technologies has the potential to become profitable and achieve significant sales, even to transform the coffee industry. Realizing our potential will require additional cash, timely development of our technology and successfully confronting the following risk factors.

Risk Factors

Failure to achieve satisfactory performance of technology in coffee plants.

Production of caffeine-free and controlled-ripening plants have not, as yet, been achieved.  Although we believe our technology is sound we cannot guarantee that we will succeed in producing caffeine-free or controlled-ripening plants.

Competition in seeds and traits could significantly affect our sales.

Although many companies engage in plant biotechnology we are not aware of any competition from an established biotechnology company in any area of coffee biotechnology or plant breeding.  There are several academic/government laboratories that have reported research in caffeine regulation in robusta coffee (Coffea canaphora), but not in arabica coffee(C. arabica), the higher value coffee that makes up the specialty industry. This research did not produce coffee which was essentially caffeine-free and their technology would not be applicable in a commercial setting. Nonetheless, there may be research underway of which we are unaware that would present a significant risk in the form of competition. Given the current status of patent law and existing disclosures from these laboratories, we do not believe that they can utilize intellectual property law to block entrance of our products into the market place.

 However, if any competitors arise, their success could render our existing products less competitive, resulting in reduced sales compared to our expectations. If our products are successful, we can expect to see increasing competition from agricultural biotechnology firms and from major seed companies

Efforts to protect our intellectual property rights and to defend against claims against us can increase our costs and will not always succeed; any failures could adversely affect sales and profitability or restrict our ability to do business.

Intellectual property rights are crucial to our business. We endeavor to obtain and protect our intellectual property rights in jurisdictions in which our products are produced or used and in jurisdictions into which our products are imported. However, we may be unable to obtain protection for our intellectual property in key jurisdictions. Even if protection is obtained, competitors, farmers, or others in the chain of commerce may raise legal challenges to our rights or illegally infringe on our rights, including through means that may be difficult to prevent or detect. For example, the practice of saving seeds from our plants or the use of cuttings containing our biotechnology traits may prevent us from realizing the full value of our intellectual property, particularly outside the United States. In addition, because of the rapid pace of technological change, and the confidentiality of patent applications in some jurisdictions, competitors may be issued patents from applications that were unknown to us prior to issuance. These patents could reduce the value of our products or, to the extent they cover key technologies on which we have unknowingly relied, require that we seek to obtain licenses or cease using the technology, no matter how valuable to our business. We cannot assure we would be able to obtain such a license on acceptable terms. The extent to which we succeed or fail in our efforts to protect our intellectual property will affect our costs, sales and other results of operations.

We are subject to extensive regulation affecting our seed biotechnology and agricultural products and our research and manufacturing processes, which affects our sales and profitability.

Regulatory and legislative requirements could affect the development, manufacture and distribution of our products, including the testing and planting of seeds or cuttings containing our patented technology and the import of crops grown from those seeds, and non-compliance can adversely affect our sales and profitability. Obtaining testing, planting and import approvals can be lengthy and costly, with no guarantee of success. Planting approvals may also include significant regulatory requirements that can limit our sales. Lack of approval to import crops containing biotechnology traits into key markets can affect sales of our traits, even in jurisdictions where planting has been approved. Concern about unintended but unavoidable trace amounts (sometimes called “adventitious presence”) of commercial biotechnology traits in conventional (non-biotechnology) seed, or in the coffee produced from conventional or organic crops, among other things, could lead to increased regulation or legislation, which may include: liability transfer mechanisms that may include financial protection insurance; possible restrictions or moratoria on testing, planting or use of biotechnology traits; and requirements for labeling and traceability, which requirements may cause food processors and food companies to avoid our products  and select non-biotechnology crop sources and can affect farmer seed/plant purchase decisions and the sale of our products. Further, the detection of adventitious presence of traits not approved in the importing country may result in the withdrawal of our product from sale or in compliance actions, such as crop destruction or product recalls. Legislation encouraging or discouraging the planting of specific crops can also harm our sales.

The degree of public acceptance or perceived public acceptance of our products can affect our sales and results of operations by affecting planting approvals or regulatory requirements and customer purchase decisions.

Although all of our products will undergo thorough testing before petition to the USDA and FDA for non-regulated status, some opponents of genetically modified technology may raise public concern about the potential for adverse effects of our products on human or animal health, other plants and the environment. The potential for adventitious presence of commercial biotechnology traits in conventional seed, or in products produced from conventional or organic crops, is another factor that can affect general public acceptance of these traits. Public concern can affect the timing of, and whether we are able to obtain, government approvals. Even after approvals are granted, public concern may lead to increased regulation or legislation, which could affect our sales and profitability, and may adversely affect sales of our products to farmers, due to their concerns about available markets for the sale of crops or other products derived from biotechnology. In addition, opponents of agricultural biotechnology have attacked facilities used by agricultural biotechnology companies, and may launch future attacks against our field testing sites, and research, production, or other facilities.

The successful development and commercialization of our products will be necessary for our growth.

Commercializing new biotechnology products entails considerable time and investment. Integrated Coffee Technologies has invested more than $16 million in development of our products, and requires additional investment to bring our products to market.  If we are not able to fund extensive research and development activities and deliver new products to the markets we serve on a timely basis, our future growth will be less than anticipated.

Dependence on Management

Our success is very much dependent on Dr. John Stiles, the inventor of the patented technology and our Chief Scientific Officer. We have no key man life insurance on Dr. Stiles.

Item 9.01.  Financial Statements and Exhibits

(a) Financial Statements.

The audited financial statements of Integrated Coffee Technologies, Inc. for the two years ended December 31, 2006 and the unaudited financial statements as of September 30, 2007 and the six months ended September 30, 2007 and 2006 are attached as Exhibit 99.1. Pro forma statements are included as Exhibit 99.2.

(b) Exhibits

2.2

Agreement and Plan of Reorganization between the Registrant and Integrated Coffee Technologies, Inc. Filed herewith.

3.3.

Amendment to Certificate of Incorporation increasing authorized common stock. Filed herewith.

3.4

Certificate of Determination for Series A Convertible Preferred Stock. Filed herewith.

21.

Integrated Coffee Technologies, Inc., a Delaware corporation, is a wholly owned subsidiary of the Registrant.

99.1

 Financial Statements of Integrated Coffee Technologies, Inc.

99.2

Pro Forma Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  December 18, 2007

PACIFIC LAND AND COFFEE CORPORATION

By:

/s/ Dale G. Nielsen

Dale G. Nielsen

President